EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this registration statements on Form S-8 (No.333-88677, 333-88675 and 333-26257) of our report dated May 28, 1999, relating to the financial statements of Musician's Friend, Inc., which appears in the Annual Report on Form 10-K of Guitar Center, Inc. for the year ended December 31, 1999.

PricewaterhouseCoopers LLP

Portland, Oregon
March 27, 2000